Exhibit 99.1

Toreador Provides Corporate Update

PARIS--(BUSINESS WIRE)--February 7, 2011--Regulatory News:

Toreador Resources Corporation (NASDAQ: TRGL) (Paris: TOR) today announced the following corporate update:

Recent Developments in France

France’s Ministry of Environment and Ministry of Energy recently announced their intention to conduct a study on the economical, social and environmental stakes relating to the development of shale gas and shale oil in France. A preliminary report is expected in April 2011 with a final report in June 2011. Toreador has not been notified of any impact this study might have on its unconventional oil exploration, but is monitoring developments and will provide any technical or scientific information it has on the Paris Basin shale oil resource to assist the French government with its study. Toreador and its partner, Hess Oil France SAS, are in discussions with the French government concerning the partnership’s previously announced drilling program in the Paris Basin. The company noted that it has drilled 37 oil wells (including 7 horizontal wells) in the Paris Basin over the last 16 years in full compliance with French legislation, in full respect of the environment, and has longstanding relations with national, regional, and local authorities.

2010 Reserves

Gaffney Cline & Associates (“GCA”) carried out an audit of the Company’s reserves as of December 31, 2010. This audit was carried out in accordance with United States Securities and Exchange Commission (“SEC”) Rule 4-10 of Regulation S-X under the Securities Exchange Act of 1934, with due regards for the amendments to that Rule, which were introduced in 2009 for reserves reporting effective throughout 2010. The Toreador SEC reserves as of December 31, 2010 were as follows:

Field	Proved			Proved + Probable (mmbbl)	Proved + Probable + Possible (mmbbl)
	PDP (mmbbl)	PUD (mmbbl)	Total (mmbbl)
Neocomian Complex	4.7	0.4	5.2	8.1	12.7
Charmottes Triassic	0.0	-	0.0	0.4	0.4
Charmottes Dogger	0.4	-	0.4	0.6	0.7
Total	5.1	0.4	5.5	9.1	13.9

Notwithstanding the 2010 total production of approximately 320,000 barrels of oil, Toreador considers that its 2P reserves remain essentially flat year-on-year with 2009.

Concession Renewals

The decrees relating to the renewal of the Châteaurenard concession and of the Saint-Firmin-des-Bois concession, which together account for nearly all of Toreador’s existing oil reserves, received final French government approvals on February 1, 2011, and were published in the French Journal Officiel on February 3, 2011. The renewals extend the expiry date of both concessions to January 1, 2036.

Craig McKenzie, President and Chief Executive Officer, said, “Toreador has a longstanding history in France and has been one of the most active operators in the Paris Basin. We are deeply committed to operating in a manner that is sensitive of the environment and promotes economic development of local communities, including job creation, where we operate. All of our oil operations over the last sixteen years have been in accordance with French regulations, and we will continue to conduct our operations responsibly with full respect for the environment. Furthermore, we have no gas operations or shale gas projects. Toreador will be pleased to provide any technical or scientific information that the French government may request to safely develop a potential new oil resource that will bring economic benefits to France.”

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of crude oil. The company holds interests in developed and undeveloped oil properties in France. The company’s website, www.toreador.net, provides more information about Toreador.

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Toreador Resources Corporation
US:
Shirley Z. Anderson, +1 469 364-8531
Corporate Secretary
or
Investors Relationship
Tony Vermeire, +33 1 47 03 34 24